SCHEDULE 14C INFORMATION

   Information Statement Pursuant to Section 14(c) of the
           Securities Exchange Act of 1934
                 (Amendment No.   )



Check the appropriate box:

[  ]  Preliminary Information Statement
[  ]  Confidential, for Use of the Commission Only (as
          permitted by Rule 14c-5(d)(2))
[ X]  Definitive Information Statement


     _____________The Managers Funds______________
     (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
          or 14c-5(g).
[  ]  Fee computed on table below per Exchange Act
          Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:



      ________________________________________________

2)	Aggregate number of securities to which
      Transaction applies:


      __________________________________________________

3)	Per unit price or other underlying value of
      Transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      __________________________________________________

4)	Proposed maximum aggregate value of transaction:

      _________________________________________________

5)    Total fee paid:


      ___________________________________________________

[  ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:


      __________________________________________________

2)	Form, Schedule or Registration Statement No.:


      ___________________________________________________

3)	Filing Party:


      ____________________________________________________

4)	Date Filed:


      ____________________________________________________

[ X ] Filing fee no longer applicable.

              [THE MANAGERS FUNDS LOGO]

                 40 RICHARDS AVENUE
             NORWALK, CONNECTICUT 06854
                    800-835-3879
                WWW.MANAGERSFUNDS.COM

           MANAGERS INTERMEDIATE BOND FUND
--------------------------------------------------------

            ____________________________

              INFORMATION STATEMENT
            ____________________________

     This information statement is being provided to the shareholders of Managers Intermediate Bond Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisers and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Standish Mellon Asset Management Company LLC
("Standish Mellon"), the sub-adviser of Managers
Intermediate Bond Fund, has agreed to bear the costs associated with preparing and distributing this information statement, which is being mailed on or about
October 5, 2001.

     THE TRUST AND ITS FUND MANAGEMENT AGREEMENT

     Managers Intermediate Bond Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with The Managers Funds
LLC (the "Manager") dated April 1, 1999, as thereafter amended (the "Management Agreement"). Under the terms of the Fund Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-
Advisers" and each a "Sub-Adviser") to manage the investment portfolio of the Fund, to review and monitor the performance of these Sub-Advisers on an ongoing basis, and to recommend changes in the roster of Sub-
Advisers to the Trustees as appropriate. The Manager is also responsible for allocating the Fund's assets among the Sub-Advisers for the Fund, if such Fund has more than one Sub-Adviser. The portion of the Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation

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

for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-Advisers of the Fund. The
Fund, therefore, pays no fees directly to the Sub-
Advisers.

     The Manager recommends to the Trustees, Sub-Advisers for the Fund based upon the Manager's continuing quantitative and qualitative evaluation of the Sub-
Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser, and the Manager does not expect to recommend frequent changes of Sub-
Advisers.

     The Sub-Advisers do not provide any services to the Fund except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by
Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

     CHANGE IN CONTROL OF STANDISH, AYER & WOOD, INC. AND
THE NEW SUB-ADVISORY AGREEMENT

     Prior to July 31, 2001 (the "Closing Date"), the assets of the Fund were managed by Standish, Ayer & Wood, Inc. ("Standish"). Standish was established in 1933 and was registered as an investment adviser with the Securities and Exchange Commission. Standish was the direct parent of three subsidiaries, Standish
International Management Company, LLC ("SIMCO"), Standish
Fund Distributors, L.P. ("SFD") and Standish Investments,
Inc. ("SII"). Standish was a wholly-owned subsidiary of SAW Trust, a Massachusetts business trust. SAW Trust was owned by 37 shareholders, all of whom were employees, officers and directors of Standish.

     SAW Trust and its shareholders entered into a reorganization agreement with Mellon Financial
Corporation ("Mellon") dated April 25, 2001 (the
"Reorganization Agreement"). Pursuant to the terms of the Reorganization Agreement, Standish agreed to merge into a newly formed, wholly-owned subsidiary of Mellon.
Pursuant to the Reorganization Agreement, on the Closing
Date, the wholly-owned subsidiary of Mellon was named
Standish Mellon Asset Management Company LLC ("Standish
Mellon") and, by operation of law, all three subsidiaries of Standish - SIMCO, SFD and SII - became direct wholly-owned subsidiaries of Standish Mellon.

     Mellon is a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of
1956, as amended. The principal executive offices of Mellon are at One Mellon Bank Center, Pittsburgh,
Pennsylvania 15258.

     On the Closing Date, Mellon acquired Standish from
SAW Trust in exchange for cash consideration. In consideration for selling Standish, SAW Trust received a portion of the merger consideration on the Closing Date with the remainder to be paid contingent upon a combination

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

of the amount of revenue generated by certain clients of Standish Mellon measured on the third anniversary of the Closing Date and the investment performance of selected
Standish Mellon investment products measured on the third, fourth and fifth anniversaries of the Closing
Date.

     Consummation of the reorganization transaction resulted in an "assignment," as that term is defined in the 1940 Act, of the Sub-Advisory Agreement between the Manager and Standish with respect to the Fund, dated
April 1, 1999 (the "Prior Sub-Advisory Agreement"). In accordance with the 1940 Act, upon completion of the reorganization transaction, the Prior Sub-Advisory
Agreement terminated automatically. In anticipation of this event, and to permit the Manager to continue to retain the services of Standish, the Manager requested that the Trustees approve a new sub-advisory agreement
(the "New Sub-Advisory Agreement") with Standish Mellon which is, except for the name of the Sub-Adviser, identical in all material respects with the Prior Sub-
Advisory Agreement. The Board of Trustees, including a majority of the Trustees that are not "interested persons" of the Trust (the "Independent Trustees"), approved the New Sub-Advisory Agreement on June 1, 2001, which agreement became effective upon the completion of the reorganization transaction on July 31, 2001.

     Under the Management Agreement, the Fund pays the Manager a fee equal to 0.50% of the Fund's average daily net assets. From this fee, the Manager paid Standish a fee of 0.25% of the average daily net assets under the Prior Sub-Advisory Agreement. Pursuant to the New Sub-
Advisory Agreement, the Manager will continue to pay
Standish Mellon the same fee.  For the fiscal year ended
December 31, 2000, the Fund paid the Manager $94,070, and the Manager paid $47,035 to Standish under the Prior Sub-
Advisory Agreement.

     Apart from the new name of the Sub-Adviser, effective date of the New Sub-Advisory Agreement and the renewal period, there are no differences between the New
Sub-Advisory Agreement and the Prior Sub-Advisory
Agreement. A copy of the New Sub-Advisory Agreement is attached as Exhibit A.

     INFORMATION ABOUT STANDISH MELLON

     The following is a description of Standish Mellon, which is based on information provided by Standish
Mellon. Standish Mellon is not affiliated with the Manager.

     Standish, the predecessor to Standish Mellon, was founded in 1933. The principal executive offices of Standish Mellon are located at One Financial Center,
Boston, MA 02110.

     The day-to-day management and operating control of Standish Mellon takes place at a newly created Office of the Chairman. The Office of the Chairman is comprised of Edward H. Ladd as Chairman and as many as four Vice
Chairmen.  Initially, the Vice Chairmen are Richard S.
Wood and Thomas B. Sorbo, previously the Chief Executive
Officer and Chief Operating Officer of Standish, respectively, and Jeffrey P. Hawkins of Mellon Advisory
Affiliates.  Mr. Wood and Mr. Sorbo are each Managing
Directors of Standish Mellon. In addition to serving as a Vice President of Standish Mellon, Mr. Hawkins is the
Chief Technology Officer of Mellon Institutional Asset
Management.

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     The Board of Directors of Standish Mellon is
comprised of seven persons. Each of the four members of the Office of the Chairman are also members of the Board of Directors. The remaining three directors are Ronald
P. O'Hanley, John J. Nagoniak and James M. Gockley.  Mr.
O'Hanley is the Chairman and a director of Boston Safe
Advisors, Inc. and The Boston Company Asset Management
Company, LLC and Vice Chairman of The Dreyfus
Corporation. Mr. Nagoniak is the Chairman and a director of Franklin Portfolio Holdings, Inc., the holding company for a registered investment adviser. Mr. Gockley is the Assistant General Counsel of Mellon.

     Standish Mellon acts as an investment adviser to the following investment companies having a similar objective to the Fund as follows:


NAME OF FUND                          NET ASSETS AS OF 7/31/01   FEE PAID
------------                          ------------------------   --------

Investors Mark Fund Intermediate      $   3,589,808               0.20%

SEI Trust - Intermediate               $960,373,945               0.18% on 1st $1mm
                                                                  0.15% thereafter


     BOARD OF TRUSTEES' RECOMMENDATION

     On June 1, 2001, the New Sub-Advisory Agreement was approved by the Trustees, including the Independent
Trustees, of the Fund.  In approving the New Sub-
Advisory Agreement, the Trustees considered, among other things: (i) the nature and quality of services expected to be rendered by Standish Mellon to the Fund; (ii) the representation from Standish that upon completion of the reorganization transaction, Standish Mellon will continue to operate with substantially the same senior investment personnel, and that the same persons who had historically been responsible for the investment policies of Standish Mellon will continue to direct the investment policies of Standish Mellon with respect to the Fund; (iii) that the fees payable by the Fund will not change as a result of the New Sub-Advisory
Agreement; (iv) that Standish Mellon will pay or reimburse the Fund for the expenses incurred in connection with the preparation and distribution of this information statement; and (v) that the New Sub-Advisory
Agreement is identical in all material respects to the Previous Sub-Advisory Agreement.

     Based on the foregoing, the Trustees, including a majority of the Independent Trustees, concluded that the New Sub-Advisory Agreement between the Manager and
Standish Mellon is in the best interests of the Fund and its shareholders.

               ADDITIONAL INFORMATION

     The Manager, located at 40 Richards Avenue,
Norwalk, Connecticut 06854, serves as investment manager and administrator of the Trust. Managers Distributors, Inc., a wholly-owned subsidiary of the Manager, serves as principal underwriter of the Trust.

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

     FINANCIAL INFORMATION

     The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The Managers Funds, 40 Richards
Avenue, Norwalk, Connecticut 06854, or by calling (800)
835-3879, or on our website at www.managersfunds.com.

     RECORD OR BENEFICIAL OWNERSHIP

     Exhibit B contains information about the record or beneficial ownership by shareholders of five percent
(5%) or more of the Fund's outstanding shares, as of the record date (August 1, 2001).

     As of August 1, 2001, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. Since the beginning of fiscal year 2000, no Trustee has purchased or sold securities of the Manager or Standish Mellon or any of its parents or subsidiaries exceeding 1% of the outstanding securities of any class of the Manager or Standish Mellon or any of its parents or subsidiaries.

     SHAREHOLDER PROPOSALS

     The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the next meeting of shareholders should submit such proposal to the Trust at a reasonable time before the solicitation is made.

                             October 5, 2001

                             By Order of the Trustees,
                             /s/Laura A. Pentimone
                             LAURA A. PENTIMONE
                             Assistant Secretary

                     EXHIBIT A
                     ----------

               SUB-ADVISORY AGREEMENT
       ---------------------------------------

ATTENTION: 	STANDISH MELLON ASSET MANAGEMENT COMPANY LLC

RE:         SUB-ADVISORY AGREEMENT

     The MANAGERS INTERMEDIATE BOND FUND (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

     The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The
Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1.	APPOINTMENT AS A SUB-ADVISER.  The Manager, being
duly authorized, hereby appoints and employs STANDISH
MELLON ASSET MANAGEMENT COMPANY LLC ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The
Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  PORTFOLIO MANAGEMENT DUTIES.

(a)	Subject to the supervision of the Manager and
      of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional
      Information (such Prospectus and Statement of
      Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

(b)	The Sub-Adviser shall maintain such books and
      records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of
      1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

(c)	The Sub-Adviser shall provide the Trust's
      Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Adviser shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's
      Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d)	The Sub-Adviser agrees to maintain adequate
      compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e)	The Sub-Adviser agrees to maintain an
      appropriate level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

(a)	In doing so, the Sub-Adviser's primary
      responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities
      Exchange Act of 1934, as amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

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

(b)	The Manager shall have the right to request
      that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund
      Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c)	The Sub-Adviser agrees that it will not
      execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-
      Advisers.

4.  INFORMATION PROVIDED TO THE MANAGER AND THE TRUST
    AND TO THE SUB-ADVISER

(a)	The Sub-Adviser agrees that it will make
      available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund
      Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers
      Act, and other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b)	The Sub-Adviser agrees that it will notify
      the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or
      (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (b)(i) above shall be given immediately;
      notification of an event within (b)(ii) above shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c)	The Sub-Adviser represents that it is an
      investment adviser registered under the Advisers
      Act and other applicable laws and that the
      statements contained in the Sub-Adviser's
      registration under the Advisers Act on Form ADV as
      of the date hereof, are true and correct and do
      not omit to state any material fact required to be
      stated therein or necessary in order to make the
      statements therein not misleading.   The Sub-
      Adviser agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The
      Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6.  OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER.  The
Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated
Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund
Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The
Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-
Adviser or such other steps as the Board of Trustees may deem appropriate.

9.	AMENDMENT.  This Agreement may be amended at any
time, but only by written agreement between the Sub-
Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on July 31, 2001 and shall continue in effect until July 1, 2002. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11.	TERMINATION.  This Agreement may be terminated by
(i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or
(iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United
States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

                            THE MANAGERS FUNDS LLC

                            BY:    /s/Peter M. Lebovitz

                            Its:   President and CEO

                            DATE:  July 31, 2001

ACCEPTED:
STANDISH MELLON ASSET MANAGEMENT COMPANY LLC

BY:    /s/Paul Martins

Its:   Treasurer

DATE:  August 8, 2001


                            ACKNOWLEDGED:
                            THE MANAGERS FUNDS

                            BY:    /s/Peter M. Lebovitz

                            Its:   President

                            DATE:  August 9, 2001

SCHEDULES:	A.  FEE SCHEDULE.

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                  SCHEDULE A
                  ----------

                SUB-ADVISER FEE

     For services provided to the Fund Account, The
Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.25% of average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

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                    EXHIBIT B
                    ---------

     FIVE PERCENT RECORD OR BENEFICIAL OWNERSHIP
     -------------------------------------------
              (as of August 1, 2001)


Charles Schwab & Co., Inc.                   5.83%
Mutual Funds Department
101 Montgomery Street
San Francisco, CA 94104-4122

PFPC Brokerage Services                     54.62%
House Account FBO Managers Funds
211 South Gulph Road
King of Prussia, PA 19406-3101



Charles Schwab & Co., Inc. and PFPC Brokerage Services own shares listed above of record. The Trust is not aware of any person owning beneficially five percent or more of the Fund's shares.

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